SPDC

Company No. 5879041

ARTICLES OF ASSOCIATION

OF

CCV RISK SOLUTIONS LIMITED

Adopted by special resolution passed on 15th June 2012

INDEX

Company No 5879041

ARTICLES OF ASSOCIATION

OF

CCV RISK SOLUTIONS LIMITED
("Company")

(Adopted by special resolution passed on 15th June 2012)

PART 1: PRELIMINARY AND LIMITATION OF LIABILITY

1. Regulations and articles not to apply

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the Company

2. Defined terms and interpretation

2 1 In these articles, unless the context requires otherwise

"Act" means the Companies Act 2006,

"appointor" has the meaning given in article 26 1,

"articles" means the Company's articles of association,

"bankruptcy" includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy,

"chairman" has the meaning given in article 14 2,

"chairman of the meeting" has the meaning given in article 53 3,

"Companies Acts" means every statute for the time being in force concerning companies (including any statutory instrument or other subordinate legislation made under any such statute), so far as it applies to the Company,

"CCV Director" means any director appointed as a director of the Company by CCV,

"CCV" means Cullum Capital Ventures Limited (Company Number 5587424) being the holding company of the Company at the date of adoption of these articles,

"director" means a director for the time being of the Company, and includes any person for the time being occupying the position of director, by whatever name called,

"distribution recipient" has the meaning given in article 41 2,

"document" includes, unless otherwise specified, any document sent or supplied in electronic form,

"electronic form" and **"electronic means"** have the meanings given to them in section 1168 of the Act,

"eligible director" means

(a) in relation to a decision at a directors' meeting, a director who is to be counted as participating for quorum and voting purposes in the decision at the meeting, and

(b) in relation to a directors' written resolution or a unanimous decision, a director who would have been counted as participating for quorum and voting purposes in the decision had the resolution or matter been proposed as a resolution at a directors' meeting,

"fully paid" in relation to a share means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company,

"hard copy form" has the meaning given in section 1168 of the Act,

"holder" in relation to shares means the person whose name is entered in the register of members as the holder of the shares,

"instrument" means a document in hard copy form,

"non-disclosable interest" has the meaning given in article 20 1,

"ordinary resolution" has the meaning given in section 282 of the Act,

"paid" means paid or credited as paid,

"participate", in relation to a directors' meeting, has the meaning given in article 12,

"partly paid" in relation to a share means that part of that share's nominal value or any premium at which it was issued has not been paid to the Company,

"proxy notice" has the meaning given in article 59 1,

"shareholder" means a person who is the holder of a share,

"shares" means shares in the Company,

"special resolution" has the meaning given in section 283 of the Act,

"subsidiary" has the meaning given in section 1159 of the Act,

"transmittee" means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law,

"working day" has the meaning given in section 1173(1) of the Act, and

"writing" and **"written"** means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise

2 2 Unless the context requires otherwise, other words or expressions contained in these articles bear the same meaning as in the Act as in force on the date when these articles become binding on the Company

2 3 If, and for so long as, the Company has only one director, all references in these articles to **"directors"** (other than in those provisions which govern the decision-making by directors (articles 8 to 18) and directors' interests (articles 19 to 21)) shall be construed as a reference to that sole director

2 4 References in these articles to the day on which a notice is given are to the day on which the notice is deemed received in accordance with article 68

2 5 References to numbered "articles" are references to numbered provisions in these articles

2 6 Headings in these articles are used for convenience only and shall not affect the meaning of these articles

3. Liability of members

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares held by them

PART 2: OFFICERS

DIRECTORS' POWERS AND RESPONSIBILITIES

4. Directors' general authority

Subject to the articles, the directors are responsible for the management of the Company's business, for which purpose they may exercise all the powers of the Company

5. Shareholders' reserve power

5 1 The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action

5 2 No such special resolution invalidates anything which the directors have done before the passing of the resolution

6. Directors may delegate

6 1 Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles and which are not specifically reserved to the directors only

6 1 1 to such person or committee,

6 1 2 by such means (including by power of attorney),

6 1 3 to such an extent,

6 1 4 in relation to such matters or territories, and

6 1 5 on such terms and conditions,

as they think fit

6 2 If the directors so specify, any such delegation may authorise further delegation of the directors' powers by any person to whom they are delegated

6 3 The directors may revoke any delegation in whole or part, or alter its terms and conditions

7. Committees

7 1 Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern decision-making by directors (articles 8 to 18)

7 2 The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them

DECISION-MAKING BY DIRECTORS

8. Directors to take decisions collectively

8 1 The general rule about decision-making by directors is that any decision of the directors must be

8 1 1 a majority decision at a meeting,

8 1 2 a majority decision by a directors' written resolution adopted in accordance with article 9, or

8 1 3 a unanimous decision taken in accordance with article 10

8 2 If, and for so long as, the Company has only one director, the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors' decision-making (articles 8 to 18)

9. Directors' written resolutions

9 1 Any CCV Director may propose a directors' written resolution and the company secretary (if any) must propose a directors' written resolution if a director so requests

9 2 Subject to article 9 3, a directors' written resolution is proposed by giving notice in writing of the proposed resolution to each director, unless the director is absent from the United Kingdom and has not given the Company an address to which such notices may be given by electronic means during his absence

9 3 Any director may waive his entitlement to notice of any proposed directors' written resolution, either prospectively or retrospectively, and any retrospective waiver shall not affect the validity of the directors' written resolution

9 4 A proposed directors' written resolution is adopted when a majority of the eligible directors have signed one or more copies of it, provided that those directors would have

9 4 1 formed a quorum at a directors' meeting had the resolution been proposed at such a meeting, and

9 4 2 been capable of casting the majority of the votes at such meeting

Once a directors' written resolution has been adopted, it must be treated as if it had been a decision taken at a directors' meeting in accordance with the articles

9 5 An alternate director may sign a proposed directors' written resolution (in addition to signing it in his capacity as a director in his own right, if relevant) on behalf of each of his appointors who

9 5 1 have not signed or are not to sign the directors' written resolution, and

9 5 2 are eligible directors in relation to the directors' written resolution,

provided that (a) the alternate director is himself an eligible director in relation to the directors' written resolution and (b) those persons actually signing the directors' written resolution would have formed a quorum at a directors' meeting had the resolution been proposed at such a meeting

10. Unanimous decisions

10 1 A unanimous decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter Once a unanimous decision of the directors has been taken, it must be treated as if it had been a decision taken at a directors' meeting in accordance with the articles

10 2 A decision may not be taken on a matter in accordance with this article if the eligible directors would not have formed a quorum at a directors' meeting had the matter been proposed as a resolution at such a meeting

10 3 An alternate director may participate in a unanimous decision of the directors (in addition to participating in his capacity as a director in his own right, if relevant) on behalf of each of his appointors who

10 3 1 are not participating in the unanimous decision, and

10 3 2 are eligible directors in relation to the decision,

provided that (a) the alternate director is himself an eligible director in relation to the decision and (b) those persons actually participating in the unanimous decision of the directors would have formed a quorum at a directors' meeting had the matter been proposed as a resolution at such a meeting

11. Calling a directors' meeting

11 1 Any director may call a directors' meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice

11 2 Notice of any directors' meeting must indicate

11 2 1 its proposed date and time,

11 2 2 where it is to take place, and

11 2 3 if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting

11 3 Subject to article 11 4, notice of a directors' meeting must be given to each director, unless the director is absent from the United Kingdom and has not given the Company an address to which such notices may be given by electronic means during his absence Notice does not need to be in writing A director who participates in a meeting shall be deemed to have received proper notice of the meeting

11 4 Any director may waive his entitlement to notice of any directors' meeting, either prospectively or retrospectively, and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at it

12. Participation in directors' meetings

12 1 Subject to the articles, directors participate in a directors' meeting, or part of a directors' meeting, when

12 1 1 the meeting has been called and takes place in accordance with the articles, and

12 1 2 they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting

12 2 In determining whether directors are participating in a directors' meeting, it is irrelevant where any director is or how they communicate with each other

12 3 If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is

13. Quorum for directors' meetings

13 1 At a directors' meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting

13 2 The quorum for directors' meetings is two directors of which at least one person shall be a director nominated to the board by CCV

13 3 Subject to the articles, a person who is an alternate director, but is not a director in his own right, may be counted as participating for the purposes of determining whether a quorum is participating in any decision at a directors' meeting, provided that his appointor (or one of his appointors)

13 3 1 is not participating in the decision at the directors' meeting, and

13 3 2 would have been an eligible director in relation to the decision if he had been participating in it

13 4 No alternate director may be counted as more than one director for the purposes of determining whether a quorum is participating in any decision at a directors' meeting

14. Chairing of directors' meetings

14 1 The directors may appoint a director to chair their meetings

14 2 The person so appointed for the time being is known as the chairman

14 3 The directors may terminate the chairman's appointment at any time

14 4 If the directors have not appointed a chairman, or if the chairman is not participating in a directors' meeting within 10 minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it

15. Voting at directors' meetings

15 1 A decision is taken at a directors' meeting by a majority of the votes of the eligible directors participating in the decision at the meeting

15 2 For so long as CCV (or a company within the same group of companies as CCV and the Company) is the holding company of the Company, those directors appointed by CCV and present at such meeting of the directors shall together have one vote in excess of the aggregate of all votes cast by other directors at such meeting

15 3 Subject to the articles, each director participating in a decision at a directors' meeting has one vote

15 4 Subject to the articles, an alternate director shall have one vote (in addition to his own vote in his capacity as a director in his own right, if relevant) on any decision at a directors' meeting for each of his appointors who

15 4 1 are not participating in the decision at the directors' meeting, and

15 4 2 would have been eligible directors in relation to the decision if they had been participating in it

15 5 If the numbers of votes for and against a proposal at a directors' meeting are equal, the chairman or other director chairing the meeting has a casting vote But this does not apply if, in accordance with the articles, the chairman or other director chairing the meeting is not an eligible director in relation to the decision

16. Participating and voting when director interested

16 1 Without prejudice to the obligations of any director

16 1 1 to disclose any interest in proposed or existing transactions or arrangements with the Company in accordance with the Companies Acts, and

16 1 2 to disclose any interest in accordance with article 20 1,

and the terms on which any authorisation by the directors for the purposes of section 175 of the Act has been given, a director shall be counted as participating for quorum and voting purposes in any decision at a directors' meeting that is concerned with a matter in which he has, directly or indirectly, an interest

16 2 Subject to article 16 3, if a question arises at a directors' meeting as to the right of a director to be counted as participating for quorum or voting purposes in the meeting (or part of the meeting), the question may, before the conclusion of the meeting, be referred to the chairman, or other director chairing the meeting, whose ruling in relation to any director (other than himself) is to be final and conclusive

16 3 If any question arises at a directors' meeting as to the right of the chairman, or other director chairing the meeting, to be counted as participating for quorum or voting purposes in the meeting (or part of the meeting), the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman, or other director chairing the meeting, is not to be counted as participating for quorum or voting purposes

17. Directors' discretion to make further rules

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors

18. Records of directors' decisions to be kept

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors

DIRECTORS' INTERESTS

19. Transactions or arrangements with the Company

Subject to compliance with the Companies Acts (including sections 177 *(Duty to declare interest in proposed transaction or arrangement)* and 182 *(Declaration of interest in existing transaction or arrangement)* of the Act), a director may be a party to, or otherwise (directly or indirectly) interested in, any transaction or arrangement with the Company

20. Directors' conflicts of interest

20 1 Provided that a director has declared the nature and extent of his interest (other than a non-disclosable interest) to the other directors, he shall be authorised for the purposes of section 175 of the Act

20 1 1 to hold office as a director or other officer of, be employed or engaged by, hold shares or other securities in, or otherwise be interested in, whether directly or indirectly, any group undertaking of the Company or any other undertaking in which the Company is otherwise (directly or indirectly) interested,

20 1 2 to participate in any scheme, transaction or arrangement for the benefit of employees or former employees of the Company or any group undertaking of the Company (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme),

20 1 3 to act as a trustee of any scheme for the benefit of employees or former employees of the Company or any group undertaking of the Company (including any pension, retirement, death or disability scheme or other bonus or employee benefit scheme),

20 1 4 to enter into, or otherwise be interested in, whether directly or indirectly, any transaction or arrangement in which the Company is (directly or indirectly) interested (other than a transaction or arrangement with the Company), and

20 1 5 to be a party to any transaction or arrangement with any group undertaking of the Company or any other undertaking in which the Company is otherwise (directly or indirectly) interested

A **"non-disclosable interest"** is an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest or one that the other directors are already aware of or ought reasonably to be aware of.

20 2 The following provisions of this article apply to any authorisation of a matter by the directors for the purposes of section 175 of the Act

20 2 1 an authorisation may extend to any actual or potential conflict of interest (including a conflict of interest and duty and a conflict of duties) which may reasonably be expected to arise out of the matter so authorised,

20 2 2 an authorisation shall be subject to such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time, and

20 2 3 a director must comply with any obligations imposed on him by the directors pursuant to any authorisation

20 3 If a matter, office, employment, engagement, position, transaction or arrangement or interest has been authorised either pursuant to article 20 1 or by the directors in accordance with section 175 of the Act, then the director in question shall not be required to disclose to the Company any confidential information received by him (other than by virtue of his position as a director) relating to such matter, office, employment, engagement, position, transaction or arrangement or interest, or to use such information in relation to the Company's affairs, if to do so would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, office, employment, engagement, position, transaction or arrangement or interest

21. Accounting for profit when interested

21 1 Subject always to the obligation of the director to disclose his interest in proposed or existing transactions or arrangements with the Company in accordance with the Companies Acts

21 1 1 a director shall not be accountable to the Company for any profit, remuneration or other benefit which he (or a person connected with him as defined in section 252 of the Act) derives from or in connection with any interest (whether directly or indirectly) in any transaction or arrangement with the Company,

21 1 2 no such transaction or arrangement shall be liable to be avoided on the grounds of any such interest, profit, remuneration or benefit, and

21 1 3 the receipt of any such profit, remuneration or other benefit shall not constitute a breach of his duty under section 176 of the Act

21 2 Subject always to the obligation of the director to disclose his interest in accordance with article 20 1 and to the terms on which any authorisation for the purposes of section 175 of the Act has been given

21 2 1 a director shall not be accountable to the Company for any profit, remuneration or other benefit which he (or a person connected with him as defined in section 252 of the Act) derives from or in connection with anything authorised pursuant to article 20 1 or by the directors for the purposes of section 175 of the Act,

21 2 2 no such thing authorised shall be liable to be avoided on the grounds of any such interest, profit, remuneration or benefit, and

21 2 3 the receipt of any such profit, remuneration or other benefit shall not constitute a breach of his duty under section 176 of the Act

DIRECTORS' TERMS OF OFFICE

22. Methods of appointing directors

22 1 Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director

22 1 1 by ordinary resolution,

22 1 2 by notice in writing to the Company signed by (or, in the case of a corporation, signed on its behalf by a director or by a person authorised by a decision of the directors or other governing body) the holder or holders of a majority in nominal value of the shares (and may consist of several documents in similar form each signed by or on behalf of one or more holders), such appointment to take effect when the notice is received by the Company or on such later date (if any) specified in the notice, or

22 1 3 by a decision of the directors

22 2 In any case where, as a result of death or bankruptcy, the Company has no shareholders and no directors, the transmittee(s) of the last shareholder to have died or to have a bankruptcy order made against him (as the case may be) have the right, by notice in writing to the Company, to appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, such appointment to take effect when the notice is received by the Company or on such later date (if any) specified in the notice

23. Termination of director's appointment

A person ceases to be a director as soon as

23 1 that person is removed as a director

23 1 1 by ordinary resolution, or

23 1 2 by notice in writing to the Company signed by (or, in the case of a corporation, signed on its behalf by a director or by a person authorised by a decision of the directors or other governing body) the holder or holders of a majority in nominal value of the shares (and may consist of several documents in similar form each signed by or on behalf of one or more holders), such removal to take effect when the notice is received by the Company or on such later date (if any) specified in the notice,

provided that any such removal shall be without prejudice to any claim such director may have for breach of any contract of service between him and the Company,

23 2 that person ceases to be a director by virtue of any provision of the Companies Acts (including pursuant to section 168 of the Act) or is prohibited from being a director by law,

23 3 a bankruptcy order is made against that person,

23 4 a composition or arrangement is made with that person's creditors generally in satisfaction of that person's debts,

23 5 a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months,

23 6 by reason of that person's mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have, or

23 7 notice in writing is received by the Company from the director that he is resigning from office, and such resignation has taken effect in accordance with its terms

24. Directors' remuneration

24 1 Directors may undertake any services for the Company that the directors decide

24 2 Directors are entitled to such remuneration as the directors determine

24 2 1 for their services to the Company as directors, and

24 2 2 for any other service which they undertake for the Company

24 3 Subject to the articles, a director's remuneration may

24 3 1 take any form, and

24 3 2 include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director

24 4 Unless the directors decide otherwise, directors' remuneration accrues from day to day

24 5 An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director, except such part of his appointor's remuneration as the appointor may direct by notice in writing made to the Company

25. Directors' expenses

The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at

25 1 meetings of directors or committees of directors,

25 2 general meetings, or

25 3 separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company

ALTERNATE DIRECTORS

26. Appointment and removal of alternate directors

26 1 Any director (other than an alternate director) ("**appointor**") may appoint as an alternate any person willing to act to

26 1 1 exercise that director's powers, and

26 1 2 carry out that director's responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate's appointor, and may remove from office an alternate so appointed by him

26 2 Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors The appointment or removal shall take effect when the notice is received by the Company or on such later date (if any) specified in the notice

26 3 The notice must

26 3 1 identify the proposed or existing alternate, and

26 3 2 in the case of a notice of appointment, contain (or be accompanied by) a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice

26 4 A person may act as an alternate for more than one director

27. Rights and responsibilities of alternate directors

27 1 Except as the articles specify otherwise, alternate directors

27 1 1 are deemed for all purposes to be directors,

27 1 2 are liable for their own acts and omissions,

27 1 3 are subject to the same restrictions as their appointors, and

27 1 4 are not deemed to be agents of or for their appointors

27 2 Subject to the articles, an alternate director has the same rights in relation to any decision of the directors and any meetings of committees of directors as each of the alternate's appointors In particular, each alternate director is entitled to receive notice of all proposed directors' written resolutions and of all directors' meetings and meetings of committees of directors which each of his appointors is entitled to receive (disregarding, for these purposes, any absence of such appointor from the United Kingdom), unless the alternate director is absent from the United Kingdom and has not given the Company an address to which such notices may be given by electronic means during his absence

28. Termination of alternate directorship

An alternate director's appointment as an alternate for an appointor terminates.

28 1 when that appointor removes his alternate director in accordance with article 26,

28 2 on the occurrence in relation to the alternate director of any event which, if it occurred in relation to that appointor, would result in the termination of that appointor's appointment as a director,

28 3 on the death of that appointor,

28 4 when that appointor's appointment as a director terminates, or

28 5 when notice in writing is received by the Company from the alternate director that he is resigning as an alternate director of that appointor, and such resignation has taken effect in accordance with its terms

COMPANY SECRETARY

29. Secretary's terms of office

The directors may appoint any person who is willing to act to be the company secretary for such term and on such conditions as they think fit, and may remove any company secretary so appointed

PART 3: SHARES AND DISTRIBUTIONS

SHARES

30. Issue of shares

30 1 Save to the extent authorised from time to time by ordinary resolution, the directors must not exercise any power of the Company to allot shares in the Company or to grant rights to subscribe for, or to convert any security into, shares in the Company

30 2 In accordance with section 567(1) of the Act, sections 561 and 562 of the Act shall not apply to an allotment of equity securities (within the meaning of section 560 of the Act) by the Company

31. Powers to issue different classes of share

31 1 Subject to the articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution

31 2 (Save for shares taken on the formation of the Company by the subscribers to the Company's memorandum) no share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue

31 3 The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder. The terms, conditions and manner of redemption of any such shares may be determined by the directors or otherwise shall be set out in the articles

32. Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder's absolute ownership of it and all the rights attaching to it

33. Share certificates

33 1 The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds

33 2 Every certificate must specify

33 2 1 in respect of how many shares, of what class, it is issued,

33 2 2 the nominal value of those shares,

33 2 3 the amount paid up on them (including both the nominal value and any share premium), and

33 2 4 any distinguishing numbers assigned to them

33 3 No certificate may be issued in respect of shares of more than one class

33 4 If more than one person holds a share, only one certificate may be issued in respect of it

33 5 Certificates must be executed in accordance with the Companies Acts

34. Replacement share certificates

34 1 If a certificate issued in respect of a shareholder's shares is

34 1 1 damaged or defaced, or

34 1 2 said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares

34 2 A shareholder exercising the right to be issued with such a replacement certificate

34 2 1 may at the same time exercise the right to be issued with a single certificate or separate certificates,

34 2 2 must return the certificate which is to be replaced to the Company if it is damaged or defaced, and

34 2 3 must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide

35. Share transfers

35 1 Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor and (if any of the shares are not fully paid) by and on behalf of the transferee

35 2 No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share

35 3 The Company may retain any instrument of transfer which is registered.

35 4 The transferor remains the holder of a share until the transferee's name is entered in the register of members as holder of it

35 5 (Subject to article 35 6) the directors may in their absolute discretion refuse to register the transfer of a share, and, if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent

35 6 The Company and the directors shall not decline to register any transfer of shares (nor delay in doing so) where the relevant transfer is executed by or on behalf of a person (natural or legal) to whom such shares have been charged by way of security or by that person's nominee (in either case, whether as transferor or transferee) and a certificate of that person that the shares were so charged shall be sufficient evidence of the facts

36. Transmission of shares

36 1 If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share, but nothing in the articles releases the estate of a deceased shareholder from any liability in respect of a share solely or jointly held by that shareholder

36 2 A transmittee who produces such evidence of entitlement to shares as the directors may properly require

36 2 1 may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

36 2 2 subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had

36 3 But transmittees do not have the right to attend or vote at a general meeting, or to agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder's death or bankruptcy or otherwise, unless they become the holders of those shares

37. Exercise of transmittees' rights

37 1 Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish

37 2 If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it

37 3 Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred

38. Transmittees bound by prior notices

If a notice, document or other information is served on or sent or supplied to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice, document or other information if it was served on or sent or supplied to the shareholder before the transmittee's name, or the name of any person nominated under article 36 2 1, has been entered in the register of members

DIVIDENDS AND OTHER DISTRIBUTIONS

39. Procedure for declaring dividends

39 1 The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends

39 2 A dividend must not be declared unless the directors have made a recommendation as to its amount Such a dividend must not exceed the amount recommended by the directors

39 3 No dividend may be declared or paid unless it is in accordance with shareholders' respective rights

39 4 Unless the shareholders' resolution to declare or directors' decision to pay a dividend, or the terms on which shares are issued, specify otherwise, a dividend must be paid by reference to each shareholder's holding of shares on the date of the resolution or decision to declare or pay it

39 5 If the Company's share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears

39 6 The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment

39 7 If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights

40. Calculation of dividends

40 1 Except as otherwise provided by the articles or the rights attached to shares, all dividends must be declared and paid in proportions based on the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid

40 2 If any share is issued on terms providing that such share shall be entitled to a dividend as if the nominal value of it were fully paid or partly paid from a particular date (in the past or the future), then such share shall be entitled to a dividend on that basis

41. Payment of dividends and other distributions

41 1 Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means

41 1 1 transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide,

41 1 2 sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient's registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide,

41 1 3 sending by post a cheque made payable to such person, and sent to such person at such address, as the distribution recipient has specified either in writing or as the directors may otherwise decide, or

41 1 4 any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

41 2 In the articles, the **"distribution recipient"** means, in respect of a share in respect of which a dividend or other sum is payable

41 2 1 the holder of the share, or

41 2 2 if the share has two or more joint holders, whichever of them is named first in the register of members, or

41 2 3 if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee

42. Deductions from distributions in respect of sums owed to the Company

42 1 If

42 1 1 a share is subject to the Company's lien, and

42 1 2 the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice

42 2 Money so deducted must be used to pay any of the sums payable in respect of that share

42 3 The Company must notify the distribution recipient in writing of

42 3 1 the fact and amount of any such deduction,

42 3 2 any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction, and

42 3 3 how the money deducted has been applied

43. No interest on distributions

The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by

43 1 the terms on which the share was issued, or

43 2 the provisions of another agreement between the holder of that share and the Company

44. Unclaimed distributions

44 1 All dividends or other sums which are

44 1 1 payable in respect of shares, and

44 1 2 unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed

44 2 The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it

44 3 If

44 3 1 12 years have passed from the date on which a dividend or other sum became due for payment, and

44 3 2 the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company

45. Non-cash distributions

45 1 Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company)

45 2 For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution

45 2 1 fixing the value of any assets,

45 2 2 paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients, and

45 2 3 vesting any assets in trustees

46. **Waiver of distributions**

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if

46 1 the share has more than one holder, or

46 2 more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share

CAPITALISATION OF PROFITS AND RESERVES

47. **Authority to capitalise and appropriation of capitalised sums**

47 1 Subject to the articles, the directors may, if they are so authorised by an ordinary resolution

47 1 1 decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of any other reserve of the Company (including any share premium account, capital redemption reserve or other undistributable reserve), and

47 1 2 appropriate any sum which they so decide to capitalise (a **"capitalised sum"**) to the persons who would have been entitled to it if it were distributed by way of dividend (**"persons entitled"**) and in the same proportions as their entitlement to dividends (**"relevant proportions"**)

47 2 Capitalised sums must be applied on behalf of the persons entitled and in the relevant proportions

47 3 Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum, which are then allotted, credited as fully paid, to the persons entitled or as they may direct

47 4 A capitalised sum which was appropriated from profits available for distribution may be applied

47 4 1 in or towards paying up any amounts unpaid on existing shares held by the persons entitled (whether as to the nominal value of the shares or any amount payable to the Company by way of premium), or

47 4 2 in paying up new debentures of the Company which are then allotted, credited as fully paid, to the persons entitled or as they may direct

47 5 Subject to the articles, the directors may

47 5 1 apply capitalised sums in accordance with articles 47 3 and 47 4 partly in one way and partly in another,

47 5 2 make such arrangements as they think fit where any difficulty arises with regard to any distribution of any capitalised sum, and, in particular, in the case of shares

or debentures becoming distributable under this article 47 in fractions, the directors may decide that the benefit of fractional entitlements belongs to the Company, that fractions are to be ignored, to make payments in cash in lieu of fractional entitlements, or otherwise deal with fractions as they think fit,

47 5 3 authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article 47, and

47 5 4 generally do all acts and things required to give effect to the ordinary resolution

48. Capitalisation to deal with fractions arising on a consolidation of shares

Whenever, as the result of any consolidation or consolidation and division of shares, any shareholders would become entitled to fractions of shares, the directors may, subject to the provisions of the Companies Acts, allot to each such shareholder, credited as fully paid by way of capitalisation, the minimum number of new shares required to round up his holding following the consolidation to a whole number (such allotment being deemed to have been effected immediately before consolidation). For such purpose, the directors may

48 1 capitalise a sum equal to the aggregate nominal amount of the new shares to be allotted on that basis out of any profits or reserve referred to in article 47 1 1, and

48 2 appropriate and apply such sum in paying up in full the appropriate number of new shares for allotment and distribution to such shareholders on that basis, and

48 3 generally do all acts and things required to give effect to any capitalisation pursuant to this article 48

PART 4: DECISION-MAKING BY SHAREHOLDERS

WRITTEN RESOLUTIONS

49. Written resolutions

A resolution of the shareholders (or a class of shareholders) may be passed as a written resolution in accordance with Chapter 2 of Part 13 of the Act

GENERAL MEETINGS

ORGANISATION OF GENERAL MEETINGS

50. Calling general meetings

50 1 If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any shareholder of the Company may call a general meeting

50 2 If, and for so long as, the Company has only a single shareholder, such shareholder shall be entitled at any time to call a general meeting

50 3 A shareholder present in person or by proxy at a general meeting shall be deemed to have received proper notice of the meeting and, if required, of the purposes for which it was called

51. Attendance and speaking at general meetings

51 1 A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting

51 2 A person is able to exercise the right to vote at a general meeting when

51 2 1 that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

51 2 2 that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting

51 3 The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it

51 4 In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other

51 5 Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them

52. Quorum for general meetings

If and so long as the Company has only one shareholder, that shareholder shall constitute a quorum No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum

53. Chairing general meetings

53 1 If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so

53 2 If the directors have not appointed a chairman, or if the chairman is unwilling to chair the general meeting or is not present within 10 minutes of the time at which a meeting was due to start

53 2 1 the directors present, or

53 2 2 (if no directors are present within 10 minutes of the time at which the meeting was due to start) the meeting,

must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting

53 3 The person chairing a general meeting in accordance with this article is referred to as **"the chairman of the meeting"**

54. Attendance and speaking by directors and non-shareholders

54 1 Directors may attend and speak at general meetings, whether or not they are shareholders

54 2 The chairman of the meeting may permit other persons who are not

54 2 1 shareholders of the Company, or

54 2 2 otherwise entitled to exercise the rights of shareholders in relation to general meetings,

to attend and speak at a general meeting

55. Adjournment

55 1 If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it If at such an adjourned meeting the persons attending within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during such an adjourned meeting a quorum ceases to be present, the meeting shall be dissolved

55 2 The chairman of the meeting may adjourn a general meeting at which a quorum is present if

55 2 1 the meeting consents to an adjournment, or

55 2 2 it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner

55 3 The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting

55 4 When adjourning a general meeting, the chairman of the meeting must

55 4 1 either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

55 4 2 have regard to any directions as to the time and place of any adjournment which have been given by the meeting

55 5 If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least seven clear days' notice of it (that is, excluding the day on which the notice is given and the day of the adjourned meeting)

55 5 1 to the same persons to whom notice of the Company's general meetings is required to be given, and

55 5 2 in the same manner in which such notice is required to be given and containing the same information which such notice is required to contain

55 6 No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place

VOTING AT GENERAL MEETINGS

56. Voting: general

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles

57. Errors and disputes

57 1 No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid

57 2 Any such objection must be referred to the chairman of the meeting, whose decision is final

58. Poll votes

58 1 A poll on a resolution may be demanded

58 1 1 in advance of the general meeting where it is to be put to the vote, or

58 1 2 at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared

58 2 A poll may be demanded by

58 2 1 the chairman of the meeting,

58 2 2 the directors present,

58 2 3 two or more persons having the right to vote on the resolution,

58 2 4 a person or persons representing not less than 10 per cent of the total voting rights of all the shareholders having the right to vote on the resolution, or

58 2 5 a person or persons who hold (or are representing a holder or holders of) shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10 per cent of the total sum paid up on all the shares conferring the right to vote on the resolution

58 3 A demand for a poll may be withdrawn if

58 3 1 the poll has not yet been taken, and

58 3 2 the chairman of the meeting consents to the withdrawal

A demand so withdrawn shall not invalidate the result of a show of hands declared before the demand was made

58 4 Polls must be taken immediately and in such manner as the chairman of the meeting directs

59. Content of proxy notices

59 1 Proxies may only validly be appointed by a notice in writing (**"proxy notice"**) which

59 1 1 states the name and address of the shareholder appointing the proxy,

59 1 2 identifies the person appointed to be that shareholder's proxy and the general meeting or adjourned meeting in relation to which that person is appointed,

59 1 3 is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may otherwise determine,

59 1 4 is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting or adjourned meeting to which it relates, and

59 1 5 is received by the Company at any time before the time appointed for the commencement of the general meeting or adjourned meeting to which the proxy notice relates or such later time as the directors may determine

59 2 The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes

59 3 Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions

59 4 Unless a proxy notice indicates otherwise, it must be treated as

59 4 1 allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

59 4 2 appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself

60. Delivery of proxy notices

60 1 A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person However, if that person votes at the meeting or adjourned meeting on a resolution, then as regards that resolution any proxy notice delivered to the Company by or on behalf of that person shall

60 1 1 on a show of hands, be invalid;

60 1 2 on a poll, be invalid to the extent that such person votes in respect of the shares to which the proxy notice relates

60 2 An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given

60 3 A notice revoking a proxy appointment only takes effect if it is received by the Company before the commencement of the meeting or adjourned meeting to which it relates

60 4 If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor's behalf

60 5 When two or more valid but different proxy notices are received in respect of the same share for use at the same meeting or adjourned meeting, the one which is last validly received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other(s) as regards that share If the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

61. Corporate representatives

Where a shareholder that is a corporation has authorised a representative or representatives to act on its behalf at a general meeting in accordance with section 323 of the Act

61 1 the corporation shall, for the purposes of these articles, be deemed to be present in person at any such meeting if any such representative is present at it, and all references to attendance and voting in person shall be construed accordingly,

61 2 a director or the company secretary (if any) may require any such representative to produce a certified copy of such authority before such representative is entitled to exercise any power on behalf of the corporation which he represents, and

61 3 a vote given or poll demanded by such representative at a general meeting or adjourned meeting shall be valid even though his authority has previously terminated unless notice in writing of the termination was received by the Company before the commencement of that meeting

62. No voting of shares on which money due and payable to the Company

Unless the directors otherwise determine, no voting rights attached to a share may be exercised unless all amounts (including the nominal value and any share premium) due and payable to the Company in respect of that share have been paid

63. Amendments to resolutions

63 1 An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if

63 1 1 notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

63 1 2 the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution

63 2 A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if

63 2 1 the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

63 2 2 the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution

63 3 If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman's error does not invalidate the vote on that resolution

PART 5: ADMINISTRATIVE ARRANGEMENTS

64. Form of notice

Any notice or other document to be given pursuant to the articles (other than a notice calling a meeting of the directors) must be in writing

65. Notices to the Company

Any notice, document or other information may be served on or sent or supplied to the Company by anyone

65 1 by sending it through the post in a prepaid envelope addressed to the Company or any officer of the Company at its registered office or such other place in the United Kingdom as may from time to time be specified by the Company for that purpose,

65 2 by delivering it by hand to or leaving it at its registered office or such other place in the United Kingdom as may from time to time be specified by the Company for that purpose in an envelope addressed to the Company or any officer of the Company,

65 3 by sending or supplying it by electronic means to an address specified by the Company from time to time for that purpose, or

65 4 by any other means authorised in writing by the Company

66. Notices to shareholders and transmittees

66 1 Any notice, document or other information may be served on or sent or supplied to any shareholder

66 1 1 personally,

66 1 2 by sending it through the post in a prepaid envelope addressed to the shareholder at his registered address,

66 1 3 by delivering it by hand to or leaving it at that address in an envelope addressed to the shareholder,

66 1 4 by sending or supplying it by electronic means to an address notified by the shareholder to the Company from time to time for that purpose, or

66 1 5 by any other means authorised in writing by the relevant shareholder

66 2 Nothing in article 66 1 shall affect any provision of the Companies Acts requiring offers, notices or documents to be served on or sent or supplied to a shareholder in a particular way

66 3 In the case of joint holders of a share

66 3 1 all notices, documents or other information shall be served on or sent or supplied to the person named first in the register in respect of the joint holding, and notice so given shall be sufficient notice to all joint holders; and

66 3 2 any request for consent to the receipt of communications in electronic form shall be sent or supplied to the person named first in the register in respect of the joint

holdıng, and any express consent gıven by such holder to the receıpt of communıcatıons ın such manner shall bınd all joınt holders

66 4 Notıces, documents or other ınformatıon to be served on or sent or supplıed to a transmıttee may be served on or sent or supplıed to hım by name, or by the tıtle of the representatıve of the deceased or trustee of the bankrupt (or by any lıke descrıptıon), at an address supplıed for the purpose by hım Artıcles 66 1 and 68 shall apply to any notıce, document or ınformatıon so served, sent or supplıed as ıf references ın those artıcles to

66 4 1 **"shareholder"** are to the transmıttee, and

66 4 2 a shareholder's **"registered address"** or **"address"** are to the address so supplıed

Thıs artıcle 66 4 ıs wıthout prejudıce to paragraph 17 of Schedule 5 to the Act

67. Notices to directors

Any notıce, document or other ınformatıon may be served on or sent or supplıed to a dırector by the Company or by any other dırector or the company secretary (ıf any)

67 1 personally,

67 2 (other than a notıce of a proposed dırectors' wrıtten resolutıon) by word of mouth,

67 3 by sendıng ıt through the post ın a prepaıd envelope addressed to the dırector at hıs regıstered address or such other postal address as may from tıme to tıme be specıfied by hım for that purpose,

67 4 by delıverıng ıt by hand to or leavıng ıt at that address ın an envelope addressed to hım,

67 5 by sendıng or supplyıng ıt by electronıc means to an address specıfied from tıme to tıme by the dırector for that purpose, or

67 6 by any other means authorısed ın wrıtıng by the dırector

68. Service of notices on shareholders or dırectors

Any notıce, document or other ınformatıon (other than any notıce, document or other ınformatıon gıven to the Company ıncludıng, for the avoıdance of doubt, the appoıntment of a proxy)

68 1 addressed to a shareholder or a dırector ın the manner prescrıbed by the artıcles shall, ıf sent by post (whether ın hard copy or electronıc form), be deemed to have been receıved

68 1 1 (ıf prepaıd as first class) 24 hours after ıt was posted,

68 1 2 (ıf prepaıd as second class) 48 hours after ıt was posted,

68 1 3 (ıf prepaıd as aırmaıl) 72 hours after ıt was posted,

and, ın provıng such receıpt, ıt shall be sufficıent to prove that the envelope containıng such notıce, document or other ınformatıon was properly addressed, prepaıd and put ın the post,

68 2 not sent by post, but addressed to a shareholder or a director and delivered by hand to or left at an address in accordance with the articles, shall be deemed to have been received on the day it was so delivered or left,

68 3 served, sent or supplied to a shareholder or a director by electronic means shall be deemed to have been received on the day it was sent, and, in proving such receipt, it shall be sufficient to show that such notice, document or information was properly addressed,

68 4 served, sent or supplied by any other means authorised in writing by the shareholder or the director shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose

69. Company seals

69 1 Any common seal may only be used by the authority of the directors

69 2 The directors may decide by what means and in what form any common seal is to be used

69 3 Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by

69 3 1 two directors,

69 3 2 one director and the company secretary (if any), or

69 3 3 one authorised person in the presence of a witness who attests the signature

69 4 For the purposes of this article, an authorised person is

69 4 1 any director of the Company,

69 4 2 the company secretary (if any), or

69 4 3 any person authorised by the directors for the purpose of signing documents to which the common seal is applied

70. No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company's accounting or other records or documents merely by virtue of being a shareholder

DIRECTORS' INDEMNITY AND INSURANCE

71. Directors' indemnity and insurance

To the extent permitted by the Companies Acts, the Company may

71 1 indemnify any director of the Company or of any associated company against any liability,

71 2 purchase and maintain insurance against any liability for any director of the Company or of any associated company